Exhibit 99.1

Sarepta Therapeutics Appoints Douglas S. Ingram as President and Chief Executive Officer

— Mr. Ingram was the President of Allergan, Inc. —

CAMBRIDGE, Mass., June 28, 2017 (GLOBE NEWSWIRE) — Sarepta Therapeutics, Inc. (NASDAQ:SRPT), a U.S. commercial-stage biopharmaceutical company focused on the discovery and development of unique RNA-targeted therapeutics for the treatment of rare neuromuscular diseases, today announced the appointment of Douglas S. Ingram as president and chief executive officer. He will also serve on the Company’s board of directors. Mr. Ingram brings to Sarepta Therapeutics more than two decades of executive leadership experience in the life sciences.

As previously announced, Edward M. Kaye, M.D., will step down from his positions at the Company, but is expected to serve the Company in an advisory capacity to ensure a smooth transition.

“This is a transformational period in Sarepta Therapeutics’ evolution, and Doug is an exceptional executive with the vision, experience, and leadership skills required to realize the Company’s full potential during its next phase. We look forward to officially introducing Doug during our second quarter earnings conference call,” said M. Kathleen Behrens, Ph.D., chair of Sarepta’s board of directors. “Our team remains steadfast in its goal to ensure patients with Duchenne muscular dystrophy (DMD) and their families have access to the best treatments. We look forward to working with Doug to continue helping those with serious unmet medical needs and thank Ed for his career-long pursuit to improve the lives of these patients, as well as his tremendous leadership to help bring EXONDYS 51® to patients and physicians.”

“I am confident Sarepta has selected in Doug Ingram the right leader to build on our success to date and to drive value for the Company as he has done for Allergan and Chase Pharmaceuticals,” stated Dr. Kaye. “I am proud of our accomplishments over the past several years and more importantly I have enjoyed becoming a member of the Duchenne community. I look forward to supporting the Company and Doug through this transition as we continue to advance our strong pipeline to full fruition.”

“I am excited to join Sarepta Therapeutics at such an important time in its history. Through the tireless work of Ed and his team, Sarepta has taken a leadership position in the treatment of Duchene muscular dystrophy, brought hope to children and their families suffering from this debilitating condition and proven an unmatched dedication to patient care,” said Mr. Ingram. “Sarepta has a mission that matters, a deep pipeline to support that mission, and employees and a board that are single mindedly focused on success through improving the lives of those with devastating rare diseases. We will remain committed to the continued success of EXONDYS 51, and rapidly advancing our clinical pipeline and next-generation platform technology.”

Until its acquisition by Actavis, plc in 2015, Mr. Ingram was the president of Allergan, Inc. Prior to his election as president, Mr. Ingram was located in London as Allergan’s president Europe/Middle East/Africa and before that ran various functions at Allergan, including Legal Affairs, Regulatory Affairs and Pharmacovigilance, Information Technology, Public Relations and External Communication, Human Resources, and Audit and Compliance, among others. Most recently, Mr. Ingram served as president and chief executive officer of Chase Pharmaceuticals, a clinical-stage biopharmaceutical company focused on new treatments for neurodegenerative disorders, which was acquired by Allergan, plc (formerly Actavis, plc) in late 2016. He graduated Magna Cum Laude from Arizona State University with a Bachelor of Science degree and Summa Cum Laude from the University of Arizona, James E. Rogers College of Law.

Heidrick & Struggles advised the Company on the executive search.

About Sarepta Therapeutics

Sarepta Therapeutics is a U.S. commercial-stage biopharmaceutical company focused on the discovery and development of unique RNA-targeted therapeutics for the treatment of rare neuromuscular diseases. The Company is primarily focused on rapidly advancing the development of its potentially disease-modifying Duchenne muscular dystrophy (DMD) drug candidates. For more information, please visit www.sarepta.com.

Forward-Looking Statement

This press release contains statements that are forward looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” “prepares,” “looks,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements include statements relating to Sarepta’s appointment of a new president and CEO, Mr. Ingram, and plans to introduce him at the second quarter earnings call; Dr. Kaye’s serving in an advisory capacity to ensure a smooth transition; this being a transformational period in Sarepta’s evolution; Mr. Ingram’s qualifications and experience and the potential benefits his appointment could bring to Sarepta including his potential ability to realize the Company’s full potential during its next phase and drive value for Sarepta; the Sarepta team remaining steadfast in its goal to ensure DMD boys and families have access to the best treatments and, with Mr. Ingram, helping patients with serious unmet medical needs; Sarepta’s plans to advance its strong pipeline into full fruition and its employees and board remaining focused on success through improving the lives of those with devastating diseases; Sarepta and Mr. Ingram remaining committed to the continued success of EXONDYS 51 and rapidly advancing Sarepta’s clinical pipeline and next generation platform technology.

These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control. Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: Sarepta may not be able to capitalize or benefit from Mr. Ingram’s qualifications and expertise; Mr. Ingram may not be able to drive value for the Company; the CEO transition may not be smooth and may negatively impact the Company; Sarepta may not be successful in achieving its goals including ensuring DMD boys have access to the best treatments and may not achieve success through improving the lives of those with devastating diseases; EXONDYS 51 may not continue to be successful and Sarepta may not be able to rapidly advance its clinical pipeline or our next generation platform; Sarepta may not be able to comply with all FDA post-approval commitments and requirements with respect to EXONDYS 51 in a timely manner or at all; we may not be able to obtain regulatory approval for EXONDYS 51 in jurisdictions outside of the U.S. including from the European Medicines Agency; we may not be able to complete clinical trials required by the FDA or other regulatory authorities for approval of any of our product candidates; the results of our ongoing research and development efforts and clinical trials for our product candidates may not be positive or consistent with prior results or demonstrate a safe treatment benefit; we may not be able to execute on our business plans, including meeting our expected or planned regulatory milestones and timelines, clinical development plans, and bringing our product candidates to market, for various reasons including possible limitations of Company financial and other resources, manufacturing limitations that may not be anticipated or resolved for in a timely manner, and regulatory, court or agency decisions, such as decisions by the United States Patent and Trademark Office with respect to patents that cover our product candidates; and those risks identified under the heading “Risk Factors” in Sarepta’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on form 10-Q for the quarter ended March 31, 2017 filed with the Securities and Exchange Commission (SEC) as well as other SEC filings made by the Company which you are encouraged to review.

Any of the foregoing risks could materially and adversely affect the Company’s business, results of operations and the trading price of Sarepta’s common stock. You should not place undue reliance on forward-looking statements. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except to the extent required by applicable law or SEC rules.

Internet Posting of Information

We routinely post information that may be important to investors in the ‘For Investors’ section of our website at www.sarepta.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Source: Sarepta Therapeutics, Inc.

Media and Investors:

Sarepta Therapeutics, Inc.

Ian Estepan, 617-274-4052

iestepan@sarepta.com

or

W2O Group

Brian Reid, 212-257-6725

breid@w2ogroup.com